Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

Caremark Rx, Inc.:

We consent to the incorporation by reference in the registration statements listed below of Caremark Rx, Inc. of our reports dated February 6, 2004, with respect to the consolidated balance sheets of Caremark Rx, Inc as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders’ equity (deficit) and comprehensive income and cash flows for each of the years then ended, and all related financial statement schedules, which reports appear in the December 31, 2003, annual report on Form 10-K of Caremark Rx, Inc.:

•	Form S-4 333-109519 pertaining to Caremark’s merger with AdvancePCS

•	Form S-8 33-86806 pertaining to the 1993 Stock Option Plan;

•	Form S-8 333-11875 pertaining to MedPartners’ Incentive Compensation Plan;

•	Form S-8 333-11127 pertaining to the 1995 Stock Option Plan;

•	Form S-8 333-05703 pertaining to MedPartners’ Employee Savings Plan;

•	Form S-8 333-14159 pertaining to Caremark’s Employee Savings Plan;

•	Form S-8 333-14163 pertaining to Caremark’s Non-Employee Director Stock Option Plan and Caremark’s Stock Purchase Plan;

•	Form S-8 333-38835 pertaining to MedPartners’ 1997 Long Term Incentive Compensation Plan;

•	Form S-8 333-16863 pertaining to MedPartners’ Employee Stock Purchase Plan;

•	Form S-8 333-17339 pertaining to the resale of common stock by certain selling shareholders;

•	Form S-8 333-30145 pertaining to the MedPartners’ 1994 Non-Employee Director Stock Option Plan and 1994 Incentive Plan;

•	Form S-8 333-42967 pertaining to the Amended and Restated 1995 Stock Option Plan;

•	Form S-8 333-50849 pertaining to MedPartners’ 1997 Long Term Incentive Compensation Plan;

•	Form S-3 333-53761 pertaining to the resale of common stock by certain selling shareholders;

•	Form S-8 333-64371 pertaining to MedPartners’ 1998 Employee Stock Option Plan;

•	Form S-8 333-68709 pertaining to the Non-Qualified Stock Option Agreement Dated August 6, 1998 between MedPartners and Edwin M. Crawford;

•	Form S-8 333-68707 pertaining to MedPartners’ 1998 New Employee Stock Option Plan; and

•	Form S-3 333-90583 pertaining to the offering of Preferred Securities by Caremark Rx Capital Trust I.

/s/    KPMG LLP

KPMG LLP

Nashville, Tennessee

March 4, 2004